Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of St. Lawrence Seaway Corporation (the “Company”) on Form 10-K for the year ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Zimmerman, Principal Executive Officer and Principal Financial Officer certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name: Bernard Zimmerman
Title: Chairman of the Board, President and Chief Financial Officer

Date: June 8, 2009